UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2023

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	333-268707	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2023, the Company received notice from Alisa Horgan that she was resigning as Chief Administrative Officer and member of the Board of Directors of the Company, effective December 1, 2023. Ms. Horgan’s decision to resign as director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On November 22, 2023, the Company’s Board of Directors appointed Jay Puchir, the Company’s Chief Financial Officer, as a director to fill the vacancy created by Ms. Horgan’s resignation, effective December 1, 2023. There was no arrangement or understanding between Mr. Puchir and any other persons pursuant to which he was appointed as a director. Certain transactions between Mr. Puchir, the Company and/or their respective affiliates are disclosed in the Company’s Prospectus filed on October 2, 2023 filed in connection with the Company’s Registration Statement on Form S-1 (File No. 333-268707) under “Related Party Transactions,” as supplemented from time to time.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: November 27, 2023	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer